Exhibit 99.1

                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned each agree that the Schedule 13G to which this exhibit is attached is, and any amendments thereto filed by any of them will be, filed on behalf of each of them.


Dated: May 9, 2006



         HEYMAN INVESTMENT ASSOCIATES LIMITED PARTNERSHIP

         By: /s/ James D. Hoffman
             --------------------------------------------------
             James D. Hoffman
             Chief Investment Officer


         HEYVESTCO LLC

         By: /s/ James R. Mazzeo
             --------------------------------------------------
             James R. Mazzeo
             Treasurer


         SAMUEL J. HEYMAN

         By: /s/ James R. Mazzeo
             --------------------------------------------------
             James R. Mazzeo
             Attorney-in-Fact for Samuel J. Heyman